PEMD Schedule 1 to Agreement for Market Development Strategies	PDME-Annexe 1 au Contrat pour une Stratégie de Développement de Marchés

Project No. 7997-470834   Projet no.

Amendment Year 2

A) The “Company”/ La “Société”:

Navitrak Engineering (including the entire Navitrak Group of companies)

B) Activity/Activité:

Year 2 of MDS activity including marketing material, website, advertising client visit

C) Market/Marché:

United States

D) Eligible costs/Frais admissibles: x50%/50 p. 100 PEMD contribution PDME

Date	Show/Event	Location	Booth	Extras/Costs	Airfare/Trans	Shipping	Collateral	Total
Dec 2000	SAR Show	Panama City Florida	2500	500	3000	5000	1500
Feb 2001	HAI Show	Anahim, California	2500	500	3000	5000	1500
July 2001	ALEA	San Antonio Texas	2500	500	3000	5000	1500
Fall 2000	US Forestry Service (Incoming visit)	Halifax/Oakville			4000	5000
Spring 2001	FBI (incoming visit)	Halifax/Oakville		500	4000	5000
Fall 2000	FLIR	Portland, Wash		500	3000	5000	500
Winter 2000	FBI	Washington, DC		500	3000	5000	500
Spring 2000	US Forestry Service	Denver, Colorado			3000	5000	500
Various	8x Ads in Rotar and Wing, Air Beat, and Search and ALEA/SAR			20000
Ongoing	Website Design for US Customers (80% foreign content 0.8 x 15,000 =			12000
Totals			7500	35000	26000	40000	6000	114500

E) Total PEMD contribution/Contribution PDME totale:

Total eligible PEMD contribution = $50,000

F) Other conditions/Autres conditions:

Sales are reportable from all Navitrak Group Companies into the United States of America

Revision of Expiry Date to August 16, 2001

*Printed material is limited to a maximum PEMD contribution of $2,500.00 for each activity

*HST and GST are not eligible costs.